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                                   EXHIBIT 21

                    SUBSIDIARIES OF PARK NATIONAL CORPORATION

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
                                                                           State or Other Jurisdiction of
                            Name                                            Incorporation or Organization
                            ----                                           ------------------------------
The Park National Bank ("PNB")                                 United States (federally-chartered national banking
                                                               association)

Park Investments, Inc. (NOTE: is a wholly-owned subsidiary     Delaware
of PNB)

Scope Leasing, Inc. (NOTE: is a wholly-owned subsidiary of     Ohio
PNB)

The Richland Trust Company ("Richland")                        Ohio

Richland Investments, Inc. (NOTE: is a wholly-owned            Delaware
subsidiary of Richland)

Century National Bank ("Century")                              United States (federally-chartered national banking
                                                               association)

Zane-Fed Services, Incorporated (NOTE: is a wholly-owned       Ohio
subsidiary of Century)

MFS Investments, Inc. (NOTE: is a wholly-owned subsidiary      Delaware
of Century)

The First-Knox National Bank of Mount Vernon ("FKNB")          United States (federally-chartered national banking
                                                               association)

First-Knox, Inc. (NOTE: is a wholly-owned subsidiary of        Ohio
FKNB)
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